EXHIBIT 10(p)


                                 PROMISSORY NOTE

$168,270                                                          March 18, 2002
                                                                  Columbus, Ohio


         FOR VALUE RECEIVED, the undersigned, Superconductive Components, Inc., an Ohio corporation ("Maker"), promises to pay to the order of Edward R. Funk and Ingeborg V. Funk, joint tenants with right of survivorship ("Payee") the sum of $168,270 (the "Principal Sum"), together with interest at an annual rate equal to the Prime Commercial Rate (or other comparable rate) of Bank One, N.A., Columbus, Ohio, plus 1%, according to the terms set forth below.

         Section 1. Payment Amount and Date Due. The Principal Sum and accrued and unpaid interest shall be payable in equal monthly installments of $2,000, commencing on April 1, 2002 and continuing on the first day of each calendar month until December 1, 2002 and thereafter, equal monthly installments of $4,000, commencing on January 1, 2003 and continuing on the first day of each calendar month until the entire outstanding Principal Sum and accrued and unpaid interest is paid in full.

         Section 2. Calculation of Interest Rate. Interest shall be calculated on the basis of a 365-day year for the actual number of days the Principal Sum is unpaid. The interest rate shall adjust automatically without notice to the undersigned on the first day of each calendar month and shall be based upon the Prime Commercial Rate in effect at Bank One, N.A., Columbus, Ohio, on the last business day of the preceding calendar month.

         Section 3. Application of Payments. Payments shall be applied first to accrued and unpaid interest and, thereafter, to the Principal Sum.

         Section 4. Prepayments. All or any part of the Principal Sum and accrued interest may be prepaid at any time without penalty.

         Section 5. Default. If any of the following events of default should occur, including: (1) if Maker fails to pay the Principal Sum and interest when due as provided in this Note or to perform any other obligation it owes to Payee; or (2) if Maker or any indorser, surety or guarantor becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors or consents to the appointment of a trustee, receiver or liquidator; or (3) if bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings are instituted by or against Maker or any indorser, surety or guarantor under federal or state law; or (4) if Maker or any indorser, surety or guarantor gives any representation, warranty or other information to Payee which proves to be false or misleading, Payee may, at its option at any time after notifying


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Maker in writing of the default, accelerate the maturity of this Note. Upon such notification, the obligation evidenced by this Note shall become due and payable.

         Section 6. [Reserved]

         Section 7. Waiver. Maker, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended by the Payee an unlimited number of times before or after maturity without notice. The Payee shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against collateral herefor before exercising any other such rights.

         Section 8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Ohio without reference to choice of law rules.

         Section 9. Consent to Jurisdiction. Maker and each surety, guarantor and indorser, jointly and severally (a) consent to the jurisdiction of the Court of Common Pleas for Franklin County, Ohio, or (b) if the action is appropriate for federal jurisdiction, consent to the jurisdiction of the United States District Court for the Southern District of Ohio, Eastern Division, to determine any dispute regarding the performance or nonperformance of any obligations evidenced by this Note or guaranty thereof.

         Section 10. Successors and Assigns. This Note shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, administrators and legal representatives.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed effective on the day and year first above written.


                                                Superconductive Components, Inc.



                                                By: s/s Daniel Rooney
                                                    ---------------------------
                                                    Daniel Rooney, President